INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ X ] Preliminary information statement
[   ] Confidential, for Use of the Commission Only
[   ] Definitive information statement

SILVER PEARL ENTERPRISES, INC.
(NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules
14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:
Common Stock

(2)  Aggregate number of securities to which transaction applies:
5,696,800

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not Applicable.

(4)  Proposed maximum aggregate value of transaction:   Not Applicable.

(5)  Total fee paid:   Not Applicable.

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid: Not Applicable.
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(3)  Filing Party: Not Applicable.
(4)  Date Filed: Not Applicable.

SILVER PEARL ENTERPRISES, INC.

1541 E. Interstate 30, Suite 140

Rockwall, Texas 75087

December 22, 2006

Dear Stockholder:

We are providing to you the following Information Statement to notify you that our Board of Directors and the holders of two-thirds of our outstanding common stock have delivered a written consent authorizing the Board to convert the Company into a Nevada corporation and to increase our authorized capital stock, as further described below.

This action will become effective on February 28, 2007.

The Information Statement is being provided to you for information purposes only. Your vote is not required to approve these actions. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting.

We are first mailing this statement on January 31, 2007.

____________________________________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

______________________________________________________________

Very truly yours,

/s/ Denise D. Smith
Denise D. Smith
President, CEO

INFORMATION STATEMENT

OF

SILVER PEARL ENTERPRISES, INC.

NOTICE TO STOCKHOLDERS PURSUANT TO
SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Generally
This Information Statement is being furnished to the holders of common stock, par value $.001 per share of SILVER PEARL ENTERPRISES, Inc., a Texas corporation to inform you that our Board of Directors, by written consent dated as of November 14, 2006, unanimously adopted a resolution authorizing the Board, in its sole discretion, when it deems it to be in the stockholder’s and company’s best interest, to: (i) convert the Company from a Texas corporation into a Nevada corporation; (ii), increase its authorized common shares from 20,000,000 with a par value of $0.001 to 50,000,000 with a par value of $0.001; and (iii) authorize 20,000,000 shares of preferred stock with a par value of $0.001, to which the Board has the authority to attach such terms as they deem fit.  On November 14, 2006, seventy eight percent (78%) of our stockholders approved, by written consent, a resolution authorizing the Board to do the same.  In addition, notwithstanding stockholder approval, the Board may, in its sole discretion, determine not to effect, and abandon, the conversion, or the change in the authorized capital or both, without further action by our stockholders.

Management decided to convert from a Texas to a Nevada corporation because of House Bill 3.  During the 79th 3rd Called Session in 2006, the State of Texas passed House Bill 3 whereby the franchise tax would be changed to 1% (0.5% for entities engaged in retail or wholesale trades) of the gross margin, subject to certain adjustments from the gross margin, depending on its line of business. In addition, Nevada is a more favorable tax state than Texas and its laws may be more flexible and corporate friendly than those of Texas.  Because Management has been exploring the possibilities of acquiring a business to enhance our stockholder’s value, management determined that a change in our capitalization would be prudent. Although we have not had any formal discussions with potential candidates, we believe that converting into a Nevada corporation and increasing our authorized capital will make us more attractive to potential acquisition candidates.

The Board maintains the authority to convert into a Nevada corporation if the Board determines that it is in the Company’s stockholders best interest to do so, but anticipates implementing the conversion as soon as this filing becomes effective with the U.S. Securities & Exchange Commission because of the advantages such conversion will bring to the company and its shareholders.   If the Board effects the conversion, it will simultaneously increase our authorized capital as described herein.  However, the Board may determine to effect only the increase in our authorized capital and forgo the conversion, in which case they will file Articles of Amendment with Texas’ Secretary of State.

Conversion Information

Management and our Board believe that it is in the best interests of our shareholders to convert to a Nevada corporation for tax savings purposes, for the increased flexibility afforded by Nevada’s corporate law and to take advantage of several features provided by such law that is expected to help us facilitate certain corporate actions such as pursuing the possibility of acquiring another company to grow our business and increase our shareholders’ value. The Board and the holders of two-thirds of our outstanding stock believe that the ability to convert to a Nevada corporation will make us more attractive to investors that look to earnings after taxes and to certain acquisition candidates who may desire a merger company that is located in a more advantageous tax location. No further action on the part of stockholders will be required to either implement or abandon the conversion. The Board has also reserved its right to elect not to proceed, and abandon, the conversion if it determines, in its sole discretion, that it is no longer in the best interests of the Company's stockholders.

Converting to a Nevada corporation will not result in any change in the Company’s name, headquarters, jobs, management, or location of any of our offices or facilities, number of employees, assets, liabilities or net worth.  However, we believe it will be beneficial to the Company and its shareholders in the long run to obtain the benefits of Nevada’s comprehensive and widely used corporate law.

Pursuant to the business laws of Nevada and Texas, the Company prepared a Plan of Conversion, which was then approved by our Board of Directors and two-thirds of our shareholders by written consent.  To effect the conversion, the Board of Directors will file Articles of Conversion with the Secretary of State of Texas and Nevada.  Since a company cannot be incorporated in two states at the same time, once the Articles of Conversion are filed with Texas’ Secretary of State, we will cease being a Texas corporation.  A copy of the Plan of Conversion and Articles of Conversion are attached hereto as Exhibit A and B.

Once the Articles of Conversion are filed with Texas and Nevada, then aside from changing the state of incorporation and the amount of authorized capital (if the Board of Directors determines to do so), the Company’s Articles of Incorporation will remain the same.  However, once it is filed and the state of incorporation is changed, Nevada Law, rather than Texas Law, will control and govern the Company’s corporate affairs.  Upon completion of the conversion, your shares of common stock will continue to trade on the Over the Counter Bulletin Board under the symbol “SVPE.”

The Board of Directors believes that converting from Texas to Nevada will also encourage directors to continue to make independent decisions in good faith on behalf of the Company and may also make it easier to attract future board members since such candidates should already be familiar with Nevada corporate law.  In general, Nevada law provides greater protection to our directors and the Company than Texas law. For one thing, in Nevada a plaintiff must show the minimum contacts generally required for a state to have jurisdiction over a non-resident director. Also, Nevada law allows a company and its officers and directors, if personally sued, to petition the court to order a plaintiff to post a bond to cover their costs of defense. This motion can be based upon lack of reasonable possibility that the complaint will benefit the Company or a lack of participation by the individual defendant in the conduct alleged.  The amount of time and money required to respond to these claims and to defend this type of litigation can be substantial. With the increase in frequency of claims and litigation directed towards directors and officers, converting to Nevada may therefore help attract and retain qualified management by reducing the risk of lawsuits, as well as the effects of such lawsuits, being filed against the Company and its directors.

Because of differences between the laws of Nevada and Texas, the conversion will effect some changes in your rights as Company shareholders.  Summarized below are a few of the differences between shareholder rights before and after the conversion, as a result of the differences among these laws.   This summary is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to Nevada’s Revised Statutes, the Company’s Articles of Incorporation and Bylaws before and after the conversion, and the General Business Organization Code of Texas.

1.

Election of Directors

•

Pursuant to our current bylaws, all elections are determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority.

•

Pursuant to NRS, unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.  Shareholders do not have a right to cumulate their votes for directors unless the articles of incorporation so provide.

2.

Removal of Directors

•

As permitted by Texas law, directors may be removed with or without cause by the vote of a majority of the shares entitled to vote thereon.

•

Nevada law provides that directors may be removed by the vote of two-thirds of the voting interests entitled to vote for the election of directors. Thus, the conversion may make it more difficult for the stockholders of the Company to remove a member of the board of directors because it increases the number of shares that must be voted for removal.

3.

Special Meetings of Stockholders

•

Pursuant to Texas law, special meetings of the shareholders may only be called (1) by the president, the board of directors, or such other person or persons as may be authorized in the articles of incorporation or the bylaws or (2) by the holders of at least 10% percent of all the shares entitled to vote at the proposed special meeting, unless the articles of incorporation allow for a number of shares greater than or less than 10%, but in no event greater than 50%.

•

Nevada law provides more flexibility since it does not address the manner in which special meetings of stockholders may be called but permits corporations to determine the manner in which meetings are called in their bylaws.

4.

Special Meetings Pursuant to Stockholder Petition

•

In Texas, if the annual meeting is not held within any 13-month period and a written consent of shareholders has not been executed instead of the meeting, any court of competent jurisdiction in the county in which the principal office of the corporation is located may, on the application of any shareholder, summarily order a meeting to be held.  Failure to hold the annual meeting at the designated time shall not work a dissolution of the corporation.

•

Under Nevada law, stockholders having not less than 15% of the voting interest may petition the district court to order a meeting for the election of directors if a corporation fails to call a meeting for that purpose within 18 months after the last meeting at which directors were elected. The conversion will thus make it more difficult for our stockholders to require that an annual meeting be held without the consent of the board of directors.

5.

Dividends

•

Under Texas law, a distribution  is defined as a transfer of money or other property (except a corporation's own shares or rights to acquire its shares), or an issuance of  indebtedness,  by a corporation to its  shareholders in the form of:  (i) a  dividend  on any class or series  of the  corporation's  outstanding shares;  (ii) a purchase,  redemption or other  acquisition by the  corporation, directly or indirectly,  of its shares; or (iii) a payment in liquidation of all or a  portion  of  its  assets.  Under  Texas  law,  a  corporation  may  make a distribution,  subject to restrictions in its charter, if it does not render the corporation  unable to pay its  debts as they  become  due in the  course of its business,  and if it does not  exceed  the  corporation's  surplus.  Surplus  is defined under Texas law as the excess of net assets (essentially,  the amount by which total assets  exceed total debts) over stated  capital  (essentially,  the aggregate par value of the issued  shares having a par value plus  consideration paid for shares without par value that have been issued), as such stated capital may be adjusted by the board.  This limitation does not apply to distributions involving a purchase or redemption of shares to eliminate fractional shares, collect indebtedness, pay dissenting shareholders or redeem shares if net assets equal or exceed the proposed distribution.

•

Nevada law is similar in that no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business, or, except as specifically permitted by the articles of incorporation, the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of any preferred stockholders.

6.

Restrictions on Business Combinations

•

Texas law generally prohibits significant business transactions, including mergers, with a holder of 20% or more of a public corporation’s stock for a period of three years after such holder exceeds such ownership level, unless: (i) the board approves either the transaction in question or the acquisition of shares by the affiliated shareholder prior to the affiliated shareholder’s share acquisition date; or (ii) the transaction is approved by the holders of at least two-thirds of the corporation’s shares entitled to vote thereon, excluding the shares held by the shareholder in question, at a meeting of shareholders not less than six months after the affiliated shareholder’s share acquisition date.

•

Nevada law defines an interested stockholder as a beneficial owner (directly or indirectly) of 10% or more of the voting power of the outstanding shares of the corporation. In addition, combinations with an interested stockholder remain prohibited for three years after the person became an interested stockholder unless (i) the transaction is approved by the board of directors or the holders of a majority of the outstanding shares not beneficially owned by the interested party, or (ii) the interested stockholder satisfies certain fair value requirements.

7.

Actions by Written Consent of Stockholders

•

Under the Texas law, any action required to be taken at an annual or special meeting of shareholders may be taken without a meeting but only if a written consent signed by the holders of such number of shares as would be required to approve the proposal if the holders of all the shares entitled to vote on such matter were present at a meeting of the stockholders is presented to the corporation.

•

Nevada law provides that, unless the articles or certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote consent to the action in writing. Nevada law does not require notice to the stockholders of action taken by less than all of the stockholders.

8.

Appraisal Rights

•

Shareholders of a Texas corporation generally have dissenter’s rights in connection with significant business transactions requiring shareholder approval, including mergers. However, there are certain circumstances in which a shareholder of a Texas corporation will not be entitled to appraisal rights even if such a significant business transaction is consummated.

•

Under Nevada law, a stockholder is entitled to dissent from, and obtain payment for the fair value of his or her shares (i) in the event of consummation of a plan of merger or plan of exchange in which the Nevada corporation is a constituent entity, and (ii) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, by-laws or a resolution of the board of directors provides that voting or non-voting stockholders are entitled to dissent and obtain payment for their shares.  As in Texas, there are certain circumstances that will prevent an otherwise eligible stockholder from exercising his/her dissenter rights even if the above types of transactions are consummated.  Additionally, Section 78.3793 of the Nevada Revised Statutes expressly provides that upon a change in the control of the corporation, any stockholder other than the acquiring stockholder and other than any stockholder voting for the corporate action giving rise to the change in control shall have dissenter's rights and may obtain payment of the fair value of his shares in accordance with the terms of the Statute. The Nevada Revised Statutes does not provide for dissenters' right of appraisal in connection with name changes, increases in authorized common stock, or stock splits.  Additionally, stockholders of a corporation surviving a merger do not have appraisal rights if no vote of the stockholders of a corporation surviving a merger were required to approve the merger.

9.

Director Liability

•

Under Texas law, a corporation is permitted to provide indemnification or advancement of expenses, by articles of incorporation or bylaw provision, resolution of the shareholders or directors, agreement, or otherwise, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceedings. However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses and no indemnification will be available if the person is found liable for willful or intentional misconduct.

•

Nevada law permits a broader exclusion of liability of both officers and directors to the Company and its stockholders, providing for an exclusion of all monetary damages for breach of fiduciary duty unless they arise from act or omissions which involve intentional misconduct, fraud, or a knowing violation of law. The conversion will result in the elimination of any liability of an officer or director for a breach of the duty of loyalty unless arising from intentional misconduct, fraud, or a knowing violation of law.

10.

Vote Required For Mergers And Similar Fundamental Corporate Transactions And The Sale Of All Or Substantially All Of The Corporate Assets

•

Pursuant to Texas law, the affirmative vote of the holders of at least two-thirds of the shares entitled to vote, including, if required, by separate class, is required for a merger, consolidation, share exchange, dissolution as well as the sale, lease, exchange or disposal of all or substantially all of its assets. A company’s articles of incorporation may, however, provide that such actions of the shareholders shall be by the affirmative vote of the holders of a specified portion, but not less than a majority of the shares (or of any class or series) entitled to vote on the matter, rather than the two-thirds of the outstanding shares (or of any class or series) of the company otherwise required by Texas law.

•

The NRS provides that any merger, consolidation or share exchange of a Nevada corporation, as well as the sale, lease, exchange or disposal of all or substantially all of its assets not in the ordinary course of business, generally must be recommended by the Board of Directors and approved by a vote of a majority of the outstanding shares of stock of the corporation entitled to vote on such matters, unless the articles of incorporation provides otherwise.  Under the NRS, the vote of the shareholders of a corporation surviving a merger is not required if: (a) The articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger; (b) each stockholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

11.

Charter Amendments

•

In accordance with Texas Law, charter amendments generally require board approval and the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote and, in some circumstances, a similar vote of each affected class of shares. A company’s articles of incorporation, however, may provide that the such actions of the shareholders shall be the affirmative vote of the holders of a specified portion, but not less than a majority of the shares (or of any class or series) entitled to vote on the matter, rather than the two-thirds of the outstanding shares (or of any class or series) of the company otherwise required by Texas.

•

Under the NRS, unless the articles of incorporation of a corporation otherwise provides, amendments of its articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

12.

Amendments to Bylaws

•

Texas laws provide that a corporation’s board of directors and shareholders may amend the corporation’s bylaws, unless otherwise provided in the corporation’s articles of incorporation or bylaws.

•

Under NRS, directors are free to amend the bylaws.

13.

Inspection of Books and Records

•

Texas law provides that a person who has been a stockholder for six months immediately preceding his demand, or is the holder of at least 5% of all the outstanding shares of the corporation may inspect a corporation’s books and records for proper purposes.

•

Under the NRS, any stockholder with a proper purpose may inspect and copy the books, records and stockholder lists of the corporation.

Federal Income Tax Consequences

The following discussion addresses the material federal income tax consequences of the conversion that are applicable to holders of shares of the Company’s common stock.  The discussion does not deal with all federal income tax consequences that may be relevant to a particular holder of shares of common stock, or any foreign, state or local tax considerations. Accordingly, holders of Common Stock are urged to consult their own tax advisors as to the specific federal, foreign, state and local tax consequences to them as a result of the conversion.

The following discussion is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof.  We have not and will not request a ruling from the Internal Revenue Service regarding the tax consequences of the conversion.

We believe that converting from Texas to Nevada will constitute a tax-free reorganization within the meaning of Section 368(a) of the Code. Accordingly, for federal income tax purposes: (i) no gain or loss will be recognized by the holders of shares of common stock upon consummation of the conversion; (ii) the aggregate tax basis of shares of common stock after the conversion will be the same as the aggregate tax basis of shares of common stock before the conversion; and (iii) the holding period of the shares of common stock will include the period for which the shares were held prior to the conversion.

At the effective time of conversion, your shares of common stock will become an equivalent number of shares of common stock incorporated in Nevada. The shares will automatically convert into shares incorporated in Nevada.  You will not have to exchange your existing stock certificates.

Once this Information Statement is effective, it is intended that the Board of Directors will file the necessary documents with the Secretary of State of Nevada and Texas to effectuate this transaction.  The conversion will become effective on the date of filing the Articles of Conversion, which is referred to as the "effective date." After the effective date, the laws of the State of Nevada will govern us and our existence as a Texas corporation will cease to exist.

Increase Authorized Capital Information

The Board of Directors believes it is in the best interest of the Company to increase its authorized capital by 30,000,000 shares of common stock and 20,000,000 shares of blank check preferred stock, par value $0.001, thereby making the total amount of authorized capital for the Company 50,000,000 shares of common stock and 20,000,000 shares of preferred stock.  These shares do not offer any preemptive rights.  If approved, this will become effective upon the filing of the Certificate of Incorporation with the Secretary of State of Nevada.  If management decides not to convert into a Nevada corporation, but does decide to increase our authorized capital, such increase will become effective upon filing the appropriate documents with Texas’ Secretary of State.

Reasons For the Increase

Our board of directors believes that it is desirable to have additional authorized shares of common stock and preferred stock available for possible future acquisition transactions, possible future financings and other general corporate purposes.  Our board of directors believes that having such additional authorized capital available for issuance in the future will give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders’ meeting.  Although such issuance of additional shares with respect to future acquisitions and financings would dilute existing stockholders, management believes that such transactions would increase the overall value of Silver Pearl to its stockholders. Since we intend to attempt to raise cash from a private placement of our common stock and eventually from a registered offering of our common stock and intend to use our common stock for additional acquisitions, we need to increase our authorized capital.  In addition, the Board of Directors believes that if we find a suitable merger candidate, having additional shares available for issuance will enable the Company to have increased flexibility in negotiating a business combination with such candidate.

There are certain advantages and disadvantages of an increase in our authorized stock.  The advantages include:

•

The ability to raise capital by issuing capital stock under the transactions described above, or other financing transactions.

•

To have shares of stock available to pursue business expansion opportunities, if any.

The disadvantages include:

•

The issuance of authorized but unissued stock could be used to deter a potential takeover of Silver Pearl that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with our Board of Directors’ desires.  A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price.  We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

•

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

Preferred Class of Stock

We do not currently have a class of preferred stock.  Our Board proposed that we establish a class of preferred stock with 20,000,000 shares authorized.  The purpose of the preferred class is to grant preferential rights to certain persons for adequate consideration.  After the class of preferred stock is created, our Board may, from time to time, file certificates of designation of rights and preferences for a series of preferred stock.  The certificate of designation will establish the voting powers, designations, preferences, limitations, restrictions, conversion features and relative rights of each series.  The preferred stock may be issued for consideration as determined by the Board without any action from the stockholders.

Material Effects of Preferred Stock

The creation of a preferred class of stock does not have an immediate effect on stockholders of our common stock.  Each stockholder retains the same proportionate interest in Silver Pearl as he/she/it held prior to the establishment of the preferred stock.  However, when preferred stock is issued in the future, the preferential rights of the preferred stock must be satisfied before the holders of common stock are entitled to receive dividends or to participate pro rata in any distribution of assets available for distribution upon a liquidation of Silver Pearl.

Under certain circumstances any issuance of preferred stock may have the effect of delaying or preventing a change in control of the company by increasing the number of outstanding shares entitled to vote on the matter and by increasing the number of votes required to approve a change in control.  Shares of preferred stock could be issued that render more difficult or discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue additional shares of preferred stock could discourage an attempt by a party to acquire control.  Such issuances could deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of the common stock in a tender offer.  However, the preferential treatment associated with preferred stock makes such stock more attractive to acquisition and merger candidates, and we believe will therefore directly increase our ability to effect a merger or acquisition, which will in turn, create more value for our shareholders.

If the Board determines to convert to a Nevada corporation and increase our authorized capital, provisions for the increase in capital will be part of the Articles of Conversion and become effective therewith.  If however, the Board determines to increase our authorized capital, but not to convert into a Nevada corporation, we will promptly file Articles of Amendment with the Secretary of State of the State of Texas.  The increase in our authorized capital will become effective on the date of filing.  The text of the Articles of Amendment is set forth in Exhibit C hereto.

BENEFICIAL OWNERSHIP OF SILVER PEARL ENTERPRISES, INC.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth, as of December 20, 2006: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our Common Stock beneficially owned by each such person, and the percent of our Common Stock so owned; and (b) the names and addresses of each director and executive officer, the number of shares our Common Stock beneficially owned, and the percentage of our Common Stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our Common Stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities (1)

Denise D. Smith President, Chief Executive and Financial Officer 1541 E. Interstate 30, #140 Rockwall, Texas 75087	4,000,000	70.21%

Art Xpectations, LLC 8607 Ambassador Row #170 Dallas, Texas 75247 Beneficial Owner: David Austin	400,000	7.02%
VMP Enterprises, LLC 1806 Cottonwood Valley Circle S Irving, Texas 75039 Beneficial Owner: Verle Pilant	360,000	6.32%
TriPoint Capital Advisors, LLC 400 Professional Drive, Suite 310 Gaithersburg, Maryland 20879	480,000	8.43%

All directors and officers shareholders as a group (1 person)	4,000,000	70.21%

(1)

All Percentages have been rounded up to the nearest one hundredth of one percent.

By Order of the Board of Directors

___________________________
Denise D. Smith

President and CEO

Exhibit C

Articles of Amendment to Articles of Incorporation

for

SILVER PEARL ENTERPRISES, INC.

Name of the Corporation is SILVER PEARL ENTERPRISES, INC.

The articles have been amended as follows:

Article V

“ The authorized capital is made up of two classes:

(a)

50,000,000 shares of Common Stock of USD.001 par value; and,

(b)

20,000,000 shares Preferred Stock with $.001 par value per share (“Blank Check Preferred Stock”).

The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

Signatures

Denise D. Smith,

President & CEO

EXHIBIT A

PLAN OF CONVERSION OF

SILVER PEARL ENTERPRISES, INC.

FROM A TEXAS CORPORATION

INTO

A NEVADA CORPORATION

This Plan of Conversion of Silver Pearl Enterprises, Inc. from a Texas corporation into a Nevada corporation (the "Plan"), is entered into and adopted as of the 14th day of November, 2006.

RECITALS:

A.

Silver Pearl Enterprises, Inc. (“SILVER PEARL”) is a corporation duly organized and existing under the laws of the State of Texas, having been formed on May 4, 2004 under the name SILVER PEARL ENTERPRISES, INC.;

B.

The authorized capital stock of SILVER PEARL consists of 20,000,000 shares of  Common Stock, par value $0.001 per share, of which 5,696,800 shares were issued and outstanding at November 14, 2006, 2006, the date of voting on the redomiciling and conversion; and

C.

The Shareholders of SILVER PEARL deem it advisable for the general welfare and advantage of the corporation of SILVER PEARL and its shareholders that SILVER PEARL convert from a Texas corporation into a Nevada corporation pursuant to this Plan and pursuant to the applicable provisions of the laws of the State of Texas and Nevada.

PLAN

1. CONVERSION TO NEVADA CORPORATION. At Effective Time of Conversion, SILVER PEARL shall cease to be a Texas corporation and shall become a Nevada corporation. The “Effective Time of Conversion" shall be that date on which Articles of Conversion substantially in the form of Exhibit  "A ", which is attached hereto and incorporated herein by reference for all purposes, are filed in the office of the Nevada Secretary of State, all after satisfaction of the respective requirements of the applicable laws of said states prerequisite to such filings.

2. NAME OF CONVERTED CORPORATION. Following the conversion, SILVER PEARL shall retain its name, SILVER PEARL ENTERPRISES, INC.

3. SILVER PEARL TO REMAIN IN AND CONTINUE EXISTENCE. Following the conversion,  SILVER PEARL shall continue in existence. Following the conversion, SILVER PEARL shall be a corporation duly formed and in existence pursuant to the laws of the State of Nevada. The Articles of Incorporation of SILVER PEARL, as filed with the Texas Secretary of State are attached hereto as Exhibit "B" and are incorporated herein by reference for all purposes.

4. GOVERNING LAW: ARTICLES OF INCORPORATION. At all times after the Conversion, SILVER PEARL shall be governed by the laws of the State of Nevada, and by the terms of the Articles of Incorporation, attached to the Articles of Conversion as Exhibit "C", which will be filed with the Nevada Secretary of State.

5. BYLAWS.  At Effective Time of Conversion, the bylaws, attached hereto as Exhibit “D”, of SILVER PEARL shall be adopted and shall comply with Nevada law.

6. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The Board of Directors and the officers of SILVER PEARL shall remain the same following the conversion, and such directors and officers are as follows:

DIRECTORS:

Denise Smith

OFFICERS:

CEO, President, Secretary, Treasurer

and Chief Financial Officer

Denise Smith

7. CONVERSION OF COMMON STOCK. The manner and basis of converting the common stock of SILVER PEARL, as a Texas corporation, into shares of SILVER PEARL, as a Nevada corporation, shall be on a l-for -1 basis. Once the Conversion is effected, the certificates representing Common stock of SILVER PEARL, a Texas corporation, shall automatically convert into an equal amount of the common shares of SILVER PEARL, a Nevada corporation.  All common stock of SILVER PEARL is and/or will be issued carrying the same registered status under the Securities Act of 1933, as amended (the" Act"), as the respective shares status in the Texas corporation.

8.

EFFECT OF CONVERSION At the Effective Time of Conversion, SILVER PEARL, as a Nevada corporation, shall succeed to, without other transfer, and shall possess and enjoy all the rights, privileges, immunities, powers, and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities, and duties of SILVER PEARL as a Texas corporation, and shall own all property, real, personal, and mixed, and shall be obligated for all prior debts of SILVER PEARL, as a Texas corporation, on whatever account, and all rights of creditors and all liens upon any property of SILVER PEARL shall be preserved unimpaired, and all debts liabilities, and duties of SILVER PEARL. as a Texas corporation, shall attach to SILVER PEARL, as a Nevada corporation, and may be enforced against it. No shareholder shall, as a result of this conversion, become personally liable for the liabilities or obligations of the converted entity.

9.

ACCOUNTING MATTERS. The assets and liabilities of SILVER PEARL, as a Texas corporation, at of the Effective Time of Conversion, shall be recorded on the books of SILVER PEARL, the Nevada corporation, in the amounts at which they were carried at that time on the books of SILVER PEARL, as a Texas corporation.

10.

APPROVAL OF SHAREHOLDERS: FILING ARTICLES OF CONVERSION. The Plan was recommended by the Director and then submitted to the shareholders of SILVER PEARL as provided by law and approved.  The Articles of Conversion in substantially the form attached hereto as Exhibit "A" shall be signed and delivered as required to the Nevada Secretary of State pursuant to the Nevada Revised Statutes and to the Texas Secretary of State pursuant to Texas corporate law.

11.

CONSTRUCTION. The captions and sections of this Plan are for convenience of reference only and shall not affect the meaning or construction of any of the terms or provisions of this Plan. Whenever the context so requires, all words used herein in any gender shall include the masculine, feminine, and neuter gender, all singular words shall include the plural, and all plural words shall include the singular.

12.

GOVERNING LAW. To the extent not otherwise stated, this Plan shall be governed by and construed in accordance with the laws of the States of Nevada and Texas, as applicable.

13.

FURTHER DOCUMENTS. From time to time, as and when necessary, the President of SILVER PEARL shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments, and to take, or cause to be taken, such further or other action as he may deem necessary or desirable, in order to vest in and confirm to SILVER PEARL, as a Nevada corporation, title to, and possession of, any property of SILVER PEARL acquired prior to the conversion, and otherwise to carry out the intent and purposes hereof; and the directors of SILVER PEARL and the proper officers and directors of SILVER PEARL are fully authorized, in the name of SILVER PEARL or otherwise, to take any and all such action.

EXECUTED to be effective as of the date first shown above.

SILVER PEARL ENTERPRISES, INC.

A Texas corporation

By: _______________________________

       Denise Smith, President

EXHIBIT B

Articles of Conversion

of a

Corporation Converting

to a

Nevada Corporation

Converting Entity Information

The name of the converting entity is:    Silver Pearl Enterprises, Inc.

The jurisdiction of formation is Texas.

The date of formation of the corporation is May 4, 2004

The file Number issued to the corporation by the secretary of state is: 0800640168

Plan of Conversion - Alternative Statements

The corporation named above is converting to a Nevada Corporation. The name of the Nevada Corporation is:    Silver Pearl Enterprises, Inc.

The Nevada corporation will be formed under the laws of the State of Nevada.

[   ]

The plan of conversion is attached.

[   ]

Instead of attaching the Plan of Conversion, the corporation certifies to the following:

A signed Plan of Conversion is on file at the principal place of business of the corporation, the converting entity. The address of the principal place of business of the corporation is: 1541 E. Interstate 30, #140, Rockwall, Texas 75087.

A signed plan of conversion will be on file at the principal place of business of the Nevada corporation, the converting entity. The address of the principal place of business of the Nevada corporation is: 1541 E. Interstate 30, #140, Rockwall, Texas 75087.

A copy of the plan of conversion will be furnished upon written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting or converted entity.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and governing documents of the converting entity.

The vote by which the stockholders holding shares in the converting corporation entitling them to exercise at least 2/3 of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation have voted in favor of the amendment is 78% of the outstanding shares.

Effectiveness of Filing

[X]

This document becomes effective when the document is accepted and filed by the Secretary of State.

Tax Certificate

[X]

In lieu of providing the tax certificate, the Nevada corporation as the converted entity is liable for the payment of any franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Dated: November 14, 2006

______________________________________

By: Denise Smith

President of Silver Pearl Enterprises, Inc. (Texas)